News Release

AMGEN AND CYTOKINETICS ANNOUNCE
POSITIVE TOP-LINE RESULTS FROM COSMIC-HF,
A PHASE 2 TRIAL OF OMECAMTIV MECARBIL
IN PATIENTS WITH CHRONIC HEART FAILURE

Data Showed Statistically Significant Improvements in Several
Pre-Specified Measures of Cardiac Function

THOUSAND OAKS, Calif. and SOUTH SAN FRANCISCO, Calif. (Oct. 27, 2015) Amgen (NASDAQ:AMGN) and Cytokinetics Incorporated (NASDAQ:CYTK) today announced that data from the expansion phase of COSMIC-HF (Chronic Oral Study of Myosin Activation to Increase Contractility in Heart Failure), a Phase 2 trial evaluating omecamtiv mecarbil in patients with chronic heart failure, showed statistically significant improvements in several measures of cardiac function, including systolic ejection time, stroke volume and N-terminal-pro-brain natriuretic peptide, at 20 weeks following randomization. The pharmacodynamic effects of omecamtiv mecarbil were generally dose dependent. Omecamtiv mecarbil, a novel investigational cardiac myosin activator, enhances cardiac function by increasing cardiac contractility and is being developed for the potential treatment of heart failure.1,2

The expansion phase of COSMIC-HF was designed to evaluate the pharmacokinetics, pharmacodynamics, safety and tolerability of oral omecamtiv mecarbil in 448 patients with chronic heart failure and left ventricular systolic dysfunction. Data from the expansion phase showed that pharmacokinetic-based dose titration adequately controlled patient exposure to omecamtiv mecarbil and resulted in statistically significant decreases in cardiac dimensions and heart rate in the dose-titration group.

Adverse events, including serious adverse events, in patients on omecamtiv mecarbil appeared comparable to those on placebo. A small increase in troponin was seen among subjects receiving omecamtiv mecarbil. Events of increased troponin were independently adjudicated and none were determined to be myocardial ischemia or infarction. There was no imbalance in deaths, and cardiac adverse events were generally balanced between placebo and active treatment groups.

The full trial results will be submitted to a future medical conference and for publication.

The positive results from the COSMIC-HF trial of omecamtiv mecarbil are encouraging, said Sean E. Harper, M.D., executive vice president of Research and Development at Amgen. We are committed to working with Cytokinetics to better understand the data and its potential role in the treatment of heart failure patients.

We are pleased that this Phase 2 trial of omecamtiv mecarbil met the objectives related to safety, tolerability, pharmacokinetics and pharmacodynamics in a population of chronic heart failure patients, said Robert I. Blum, president and CEO at Cytokinetics. Omecamtiv mecarbil has the potential to offer a new treatment option for patients with heart failure; we look forward to working with Amgen and the medical community to better understand the potential clinical application of this novel drug candidate.

Heart failure is a common condition that affects more than 23 million people worldwide,3,4 about half of whom have reduced left ventricular function.5 It is the leading cause of hospitalization and readmission in people age 65 and older.6,7 Despite broad use of standard treatments and advances in care, the prognosis for patients with heart failure is poor.8 An estimated one in five people over the age of 40 are at risk of developing heart failure, and approximately 50 percent of people diagnosed with heart failure will die within five years of initial hospitalization.9,10

COSMIC-HF Trial Design
COSMIC-HF (Chronic Oral Study of Myosin Activation to Increase Contractility in Heart Failure) is a double-blind, randomized, placebo-controlled, multicenter, Phase 2 trial designed to evaluate an oral formulation of omecamtiv mecarbil in chronic heart failure patients with reduced ejection fraction. The trial consisted of two parts, a dose escalation phase and a larger and longer expansion phase. The dose escalation phase, which completed in 2013, assessed the pharmacokinetics and tolerability of three oral modified-release formulations of omecamtiv mecarbil and was used to select one formulation for further evaluation in the expansion phase. In the dose escalation phase, 96 patients were randomized 1:1:1:1 to placebo or one of three omecamtiv mecarbil oral modified-release formulations in two cohorts (25 mg twice daily or 50 mg twice daily). Each patient cohort was followed for 35 days.

The expansion phase evaluated 448 chronic heart failure patients with reduced ejection fraction who were dosed with the selected oral formulation of omecamtiv mecarbil for 20 weeks and followed for a total of 24 weeks. Patients were randomized 1:1:1 to receive either placebo or treatment with omecamtiv mecarbil 25 mg twice daily or 25 mg with dose escalation to 50 mg twice daily depending on plasma concentrations of omecamtiv mecarbil after two weeks of treatment. The primary endpoints for the expansion phase were to assess the maximum and pre-dose plasma concentration of omecamtiv mecarbil. The secondary endpoints were to assess changes from baseline in systolic ejection time, stroke volume, left ventricular end-systolic diameter, left ventricular end-diastolic diameter, heart rate and N-terminal pro-brain natriuretic peptide (a biomarker associated with the severity of heart failure) at week 20, as well as the safety and tolerability of omecamtiv mecarbil including incidence of adverse events from baseline to week 24.

COSMIC-HF was not designed to assess the impact of omecamtiv mecarbil on cardiovascular outcomes in heart failure patients.

COSMIC-HF was conducted by Amgen in collaboration with Cytokinetics.

About Omecamtiv Mecarbil
Omecamtiv mecarbil is a novel cardiac myosin activator. Cardiac myosin is the cytoskeletal motor protein in the cardiac muscle cell that is directly responsible for converting chemical energy into the mechanical force resulting in cardiac contraction. Cardiac myosin activators are thought to accelerate the rate-limiting step of the myosin enzymatic cycle and shift the enzymatic cycle in favor of the force-producing state. Preclinical research has shown that cardiac myosin activators increase contractility in the absence of changes in intracellular calcium in cardiac myocytes.1,2,11

Omecamtiv mecarbil is being developed by Amgen in collaboration with Cytokinetics. Amgen holds an exclusive, worldwide license to omecamtiv mecarbil and related compounds, subject to Cytokinetics specified development and commercialization rights. Additionally, Les Laboratoires Servier obtained an exclusive option to commercialize omecamtiv mecarbil in Europe.

About Amgen Cardiovascular
Building on more than three decades of experience in developing biotechnology medicines for patients with serious illnesses, Amgen is dedicated to addressing important scientific questions to advance care and improve the lives of patients with cardiovascular disease, the leading cause of morbidity and mortality worldwide.12 Amgen’s research into cardiovascular disease, and potential treatment options, is part of a growing competency at Amgen that utilizes human genetics to identify and validate certain drug targets. Through its own research and development efforts, as well as partnerships, Amgen is building a robust cardiovascular portfolio consisting of several approved and investigational molecules in an effort to address a number of today’s important unmet patient needs, such as high cholesterol and heart failure.

About Amgen
Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its biologics manufacturing expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About Cytokinetics
Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to increase muscle function and contractility. Cytokinetics lead drug candidate is tirasemtiv, a fast skeletal muscle activator, for the potential treatment of ALS. Tirasemtiv has been granted orphan drug designation and fast track status by the U.S. Food and Drug Administration and orphan medicinal product designation by the European Medicines Agency for the potential treatment of ALS. Cytokinetics retains the right to develop and commercialize tirasemtiv. Cytokinetics is collaborating with Amgen Inc. to develop omecamtiv mecarbil, a novel cardiac muscle activator, for the potential treatment of heart failure. Cytokinetics is collaborating with Astellas Pharma Inc. to develop CK-2127107, a fast skeletal muscle activator, for the potential treatment of spinal muscular atrophy. Amgen holds an exclusive license worldwide to develop and commercialize omecamtiv mecarbil and Astellas holds an exclusive license worldwide to develop and commercialize CK-2127107. Both licenses are subject to Cytokinetics specified development and commercialization participation rights. For additional information about Cytokinetics, visit www.cytokinetics.com.

Amgen Forward-Looking Statements
This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen Inc. and its subsidiaries (Amgen or us) and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission (SEC) reports filed by Amgen Inc., including Amgen Inc.’s most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Please refer to Amgen Inc.’s most recent Forms 10-K, 10-Q and 8-K for additional information on the uncertainties and risk factors related to our business. Unless otherwise noted, Amgen is providing this information as of Oct. 27, 2015, and expressly disclaims any duty to update information contained in this news release.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The complexity of the human body cannot be perfectly, or sometimes, even adequately modeled by computer or cell culture systems or animal models. The length of time that it takes for us and our partners to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. We develop product candidates internally and through licensing collaborations, partnerships and joint ventures. Product candidates that are derived from relationships may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. Also, we or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. We depend on third parties for a significant portion of our manufacturing capacity for the supply of certain of our current and future products and limits on supply may constrain sales of certain of our current products and product candidate development.

In addition, sales of our products (including products of our wholly-owned subsidiaries) are affected by the reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of our products. In addition, we compete with other companies with respect to some of our marketed products as well as for the discovery and development of new products. We believe that some of our newer products, product candidates or new indications for existing products, may face competition when and as they are approved and marketed. Our products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with our products. In addition, while we and our partners routinely obtain patents for products and technology, the protection of our products offered by patents and patent applications may be challenged, invalidated or circumvented by our or our partners’ competitors and there can be no guarantee of our or our partners’ ability to obtain or maintain patent protection for our products or product candidates. We cannot guarantee that we will be able to produce commercially successful products or maintain the commercial success of our existing products. Our stock price may be affected by actual or perceived market opportunity, competitive position, and success or failure of our products or product candidates. Further, the discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to integrate the operations of companies we have acquired may not be successful. We may experience difficulties, delays or unexpected costs and not achieve anticipated benefits and savings from our ongoing restructuring plan.  Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase common stock.

The scientific information discussed in this news release related to our product candidates is preliminary and investigative.  Such product candidates are not approved by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA), and no conclusions can or should be drawn regarding the safety or effectiveness of the product candidates.

Cytokinetics Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the Act). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Acts Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics and its partners research and development activities, including the significance and utility  of COSMIC-HF clinical trial results and  the potential progression of omecamtiv mecarbil to Phase 3 development; and the properties and potential benefits of Cytokinetics’ drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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CONTACT: Amgen, Thousand Oaks
Kristen Davis, 805-447-3008 (media)
Kristen Neese, 805-313-8267 (media)
Arvind Sood, 805-447-1060 (investors)

CONTACT: Cytokinetics, South San Francisco
Diane Weiser, 650-624-3060 (investors and media)

References

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2.	Shen YT, Malik FI, Zhao X, et al. Improvement of Cardiac Function by a Cardiac Myosin Activator in Conscious Dogs With Systolic Heart Failure. Circ Heart Fail. 2010;3(4):522-527.

3.	Bui AL, Horwich TB, Fonarow GC. Epidemiology and risk profile of heart failure. Nat Rev Cardiol. 2011;8:30-41.

4.	McMurray JJ, Petrie MC, Murdoch DR, Davie AP. Clinical epidemiology of heart failure: public and private health burden. Eur Heart J. 1998;19 (Suppl P):P9P16.

5.	Yancy CW, Jessup M, Bozkurt B, et al. 2013 ACCF/AHA Guideline for the Management of Heart failure: A Report of the American College of Cardiology Foundation/American Heart Association Task Force on Practice Guidelines. Circulation. 2013;128:e240-e327.

6.	Centers for Disease Control and Prevention. National Health Statistics Report: 2006 National Hospital Discharge Survey. http://www.cdc.gov/nchs/data/nhsr/nhsr005.pdf. Accessed October 2015.

7.	Jencks SF, Williams MV, Coleman EA. Rehospitalizations among Patients in the Medicare Fee-for-Service Program. NEJM. 2009;360:1418-1428.

8.	Jhund PS, MacIntyre K, Simpson CR, et al. Long-Term Trends in First Hospitalization for Heart Failure and Subsequent Survival Between 1986 and 2003. Circulation. 2009;119:515-523.

9.	Mozaffarian D, Benjamin EJ, Go AS, et al. Heart Disease and Stroke Statistics2015 Update: A Report From the American Heart Association. Circulation. 2015;131:e1-e294.

10.	Rogers VL, Weston SA, Redfield MM, et al. Trends in Heart Failure Incidence and Survival in a Community-Based Population. JAMA. 2004;292:344-350.

11.	Malik FI, Morgan BP. Cardiac myosin activation part 1: From concept to clinic. J Mol Cell Cardiol. 2011;51:454-461.

12.	World Health Organization. Cardiovascular diseases (CVDs) fact sheet. http://www.who.int/mediacentre/factsheets/fs317/en/. Accessed October 2015.